Exhibit 23.7

CONSENT OF FROST & SULLIVAN

AutoNavi Holdings Limited

18/F, Daheng Scitech Mansion, South Section

No. 3 Suzhou Street

Haidian District

Beijing 100080

P.R. China

Ladies and Gentlemen:

Frost & Sullivan hereby consents to references to its name in the registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) in relation to the initial public offering of AutoNavi Holdings Limited (the “Company”) to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and any other future filings with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”).

Frost & Sullivan further consents to inclusion of information, data and statements from the report entitled “China 2009 Wireless Location-based Value-added Services Report ( 2009 in Chinese)” (the “Report”) in the Company’s Registration Statement and SEC Filings, and citation of the Report in the Company’s Registration Statement and SEC Filings.

Frost & Sullivan also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully

For and on behalf of Frost & Sullivan

/s/ Dongping Li /seal/
Name: Dongping Li
Title:
February 2, 2010

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